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EXHIBIT 10.46
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           FIFTH AMENDMENT TO THE RES-PBGC MEMORANDUM OF UNDERSTANDING
                             DATED NOVEMBER 2, 1998

         THIS FIFTH AMENDMENT to the RES-PBGC Memorandum of Understanding by and between the Pension Benefit Guaranty Corporation and RES Holding Corporation, is made and entered into as of the 31st day of March, 2000, by and between the Pension Benefit Guaranty Corporation and Republic Technologies International, LLC.

                                   WITNESSETH
                                   ----------

WHEREAS, by last signature dated November 2, 1998, RES Holding Corporation ("RES") and the Pension Benefit Guaranty Corporation ("PBGC") entered into a Memorandum of Understanding ("MOU"); and

WHEREAS, all events under clauses (i) and (ii) of Section 1 of the MOU have occurred, including the Combination of RES and RESI under a common ultimate parent ("Ultimate Parent"), such Ultimate Parent being Republic Technologies International, LLC ("RTI"); and

WHEREAS, under the MOU, RTI must make certain "Required Contributions," including a payment of $7,500,000 on January 1, 2000 and a payment of $7,500,000 on April 1, 2000; and

WHEREAS, effective December 29, 1999, RTI and PBGC executed an Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the January 1, 2000 payment until March 15, 2000, while timely making the $2,000,000 payment; and

WHEREAS, effective March 15, 2000, RTI and PBGC executed a Second Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the January 1, 2000 payment until March 22, 2000; and

WHEREAS, effective March 22, 2000, RTI and PBGC executed a Third Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the January 1, 2000 payment until March 29, 2000; and

WHEREAS, effective March 29, 2000, RTI and PBGC executed a Fourth Amendment of the MOU under which PBGC agreed to allow RTI to defer $5,500,000 of the January 1, 2000 payment until July 1, 2000; and

WHEREAS, PBGC has now agreed to allow RTI to defer $5,500,000 of the April 1, 2000 Required Contribution until April 12, 2000;

NOW THEREFORE, RTI and PBGC agree to the following:

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1.       Subsections (b) and (c) of section 3 of the MOU are amended as follows:
         the number in

the "Amount ($mill)" column in the row labeled "no later than 4/1/00" of each table shall be "2.0" in lieu of "7.5." The parties hereto agree that as a result, the Required Contribution which must be made no later than April 1, 2000, shall be $2,000,000.00.

2.       Subsections (b) and (c) of section 3 of the MOU are further amended --

         (a) to add a new row to each table after the current row labeled "no later than 4/1/00," with the words "no later than 4/12/00" in the contribution "Date" column, and "5.5" under the "Amount ($mill)" column.

3. Except as the MOU is modified by this Fifth Amendment and the prior four Amendments, the MOU remains unchanged and in full force and effect, and the parties hereby ratify and affirm the MOU as modified hereby.

IN WITNESS WHEREOF, the parties have signed and agreed as of the date first written above.



                             PENSION BENEFIT GUARANTY CORPORATION




Date: March 31, 2000         By: /s/ Andrea E. Schneider
      --------------             -----------------------
                                 ANDREA E. SCHNEIDER, CHIEF NEGOTIATOR AND
                                 DIRECTOR CORPORATE FINANCE AND NEGOTIATIONS
                                 DEPARTMENT




                             REPUBLIC TECHNOLOGIES INTERNATIONAL,LLC




DATE: March 31, 2000         BY: /s/ Joseph F. Lapinsky
      --------------             ----------------------

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